1140 Pearl Street, Boulder, Colorado 80302

NEWS RELEASE for September 6, 2007 at 11:30 AM EDT

Contacts for Incentra Solutions: Allen & Caron Inc. Jill Bertotti (investors) jill@allencaron.com Len Hall (financial media) len@allencaron.com (949) 474-4300	Incentra Solutions, Inc. Tom Sweeney Chief Executive Officer tsweeney@incentrasolutions.com (303) 449-8279

INCENTRA SOLUTIONS EXPANDS U.S. MARKET PRESENCE TO EAST COAST WITH
ACQUISITION OF NEW JERSEY-BASED SSI

Creates Nationwide Footprint as Complete Solutions Provider, Positions Company for Further Growth

Boulder, CO, September 6, 2007 – Incentra Solutions, Inc. (OTCBB: ICNS), a provider of complete IT and storage management solutions to enterprises and managed service providers in North America and Europe, today announced that it has acquired Meutchen, NJ-based Sales Strategies, Inc., doing business as SSI hubCity (www.ssihubcity.com), for approximately $6 million, subject to certain post-closing working capital adjustments. The price paid at closing included $4.75 million in cash, 1.37 million restricted shares of Incentra common stock and the issuance of an unsecured, three-year note for $250,000. If certain performance thresholds are met in each of the three years following closing, the seller is eligible to receive additional consideration consisting of a combination of cash and restricted shares of Incentra common stock.

     Privately-held SSI is a premier provider of data lifecycle management, information security, software infrastructure development and managed services solutions to mid-tier enterprises and Fortune 1000 companies in financial services, insurance, media, government and life sciences. SSI, which had sales of approximately $40 million for the 12 months ended June 30, 2007, will become a wholly-owned subsidiary of Incentra Solutions and continue to operate from its offices in New Jersey, New York, Pennsylvania and Colorado.

     With the addition of SSI, Incentra is well positioned to enter 2008 with an annual revenue run rate of more than $240 million. The acquisition will add a staff of approximately 20 professionals and more than 250 customers to Incentra’s existing operations. SSI president Tom Kuni will continue to lead the business and report directly to Incentra Solutions President and Chief Operating Officer Shawn O’Grady.

     Incentra Solutions Chairman and CEO Thomas P. Sweeney said that a key element of the Company’s growth strategy has always been to build a nationwide sales and support organization with locations in key geographic markets in the U.S. “The acquisition of SSI gives us a strong presence on the East Coast extending our reach into the major IT markets of New York, New Jersey and Pennsylvania and strengthening our operations in Colorado.

     “The addition of SSI in New Jersey and our recent acquisition of Helio Solutions in Northern California to our existing operations in the Northwest, West and Midwest establish Incentra as a strong nationwide provider of complete IT solutions, which we believe will continue to accelerate our rate of growth,” Sweeney added. “And with our ability to support customers purchasing and deployment needs in Western Europe, we are one of only a handful of complete solutions providers able to support customer needs on both sides of the Atlantic. Our results over the last several quarters have proven that acquiring systems integrators with existing direct sales organizations serving the enterprise market drive sales of our higher margin services offerings, and we are confident that the acquisition of SSI will continue that trend.”

Sweeney said that SSI has experienced management, a seasoned professional staff and a large base of well established customers. “With its geographic coverage and track record to date, SSI clearly meets our strategic goal of acquiring businesses capable of providing significant opportunities to increase sales of our value added services including First Call and Enhanced First Call support services, professional services and our GridWorks remote monitoring and management system.”

     Tom Kuni said, “This is an exciting time for all of us at SSI. Becoming part of Incentra Solutions creates attractive career opportunities for our professional staff and adds critically important service offerings to our product line to help solve our customers’ growing data management requirements. I am convinced that this business combination not only positions us to provide an expanded suite of best-of-breed solutions to our current customer base, but opens up significant opportunities to provide a full range of IT products and services to a large base of new customers.”

     Pagemill Partners, headquartered in Palo Alto, CA, advised Incentra Solutions regarding the acquisition.

About Incentra Solutions, Inc.

     Incentra Solutions, Inc. (www.incentrasolutions.com) (OTCBB:ICNS) is a provider of complete IT & storage management solutions to enterprises and managed service providers in North America and Europe. Incentra’s complete solution includes managed services, professional services, hardware and software products with the Company’s First Call and Enhanced First Call support services, IT outsourcing solutions and financing options.

Incentra Solutions Forward Looking Statements

     Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties such as the Company’s inability to accurately forecast its operating results; the Company’s potential inability to achieve profitability or generate positive cash flow; the availability of financing; and other risks associated with the Company’s business. For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission, including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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